THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE ACT UNLESS THE SECURITIES ARE REGISTERED IN THE UNITED STATES OR AN EXEMPTION UNDER THE ACT IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY ARE PROHIBITED UNLESS IN COMPLIANCE WITH THE ACT.

STOCK EXCHANGE AGREEMENT

This Agreement ("Agreement") is made and entered into this the 23rd day of August 2017 by and between BioNexus Gene Lab Corp, a Wyoming company (the "Purchaser"), and BGS Lab Sdn. Bdh., a Malaysian company (the "Acquired Corporation"), and the shareholders of the Acquired Corporation identified on the signatory page of this Agreement (the "Shareholders").

* W I T N E S S E T H *

WHEREAS, Purchaser desires to acquire all of the issued and outstanding shares of capital stock of the Acquired Corporation from the Shareholders in exchange for 50 million shares of Purchaser, and, similarly, the Shareholders desire to acquire 50 million shares of common stock of Purchaser in exchange for all of their shares of common stock of the Acquired Corporation, all in a transaction that qualifies under Section 354 and 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended,

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

ARTICLE I
EXCHANGE OF STOCK

1.01. Capital Stock and Shareholders of Acquired Corporation. The issued and outstanding capital stock of the Acquired Corporation held by the Shareholders consists of 5 shares of common stock and is set for on Exhibit 1.01.

1.02. Purchaser Shares. In consideration of the mutual terms, covenants and conditions contained herein, Purchaser hereby assigns, transfers and conveys to each Shareholder that number of shares of common stock, no par value, of Purchaser set opposite each Shareholder's name on Exhibit 1.02 (the "Purchaser Shares"). The Purchaser Shares will be delivered to each Shareholder within ten (10) days from Closing (as defined herein).

1.03. Share Ownership Rights of Acquired Corporation. The parties hereby acknowledged that share certificates of the Acquired Corporation have not been issued to each of the Shareholders. Each Shareholder, individually and jointly and severally, and the Acquired Corporation hereby represent and warrant to the Purchaser that the share ownership (which includes common stock and preferred stock) of the Acquired Corporation set opposite each Shareholder's name on Exhibit 1.01 (each a "Share Ownership Right") is true and correct. Each Shareholder further represents and warrants that, except for the respective Share Ownership Right, no warrants, options, or other rights

to the capital stock of the Acquired Corporation are held by such Shareholder. Concurrent with the execution hereof and subject to the mutual terms, covenants and conditions hereof including the receipt by each Shareholder of his respective Acquired Shares, each Shareholder hereby assigns, transfers and conveys to Purchaser all of his right, title and interest in and to all capital stock or other rights to capital stock of the Acquired Corporation held by such Shareholder, which includes the respective Share Ownership Right. It is understood that the stock certificates representing each respective Share Ownership will not be provided to the Purchaser. Rather, this instrument effectively transfers and assigns the Share Ownership of each Shareholder to the Purchaser. The Shareholders are holders of rights to the preferred stock, no par value, of the Acquired Corporation. Concurrent with the execution hereof and subject to the mutual terms, covenants and conditions hereof, each Shareholders hereby waives and disclaims any and all rights and privileges to any and all unpaid and/or accrued dividends or other distributions under the preferred stock.

1.04. Additional Undertakings. Concurrent with the execution hereof and from time to time thereafter, the parties hereto shall execute such additional instruments and take such additional action as such other party(ies) make reasonably request in order to effectuate the purpose and intent of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the date hereof and at Closing, Purchaser does hereby represent and warrant to the Acquired Corporation and the Shareholders as follows:

(i) Purchaser is a corporation duly organized, validly existing and is in good standing under the laws of the Wyoming and in other jurisdictions where it conducts business, has full corporate power and authority to execute and deliver this Agreement and has no subsidiaries,

(ii) the authorized capital stock of Purchaser consists of 300,000,000 shares of common stock, no par value, and 30,000,000 shares of preferred stock, no par value.

(iii) the issued and outstanding shares of capital stock of Purchaser are set forth on Exhibit 2.01. In addition,
(a) there are no warrants, rights, options, conversion privileges, stock purchase plans or other agreements or undertakings which obligates Purchaser now or upon the occurrence of some future event to issue additional shares of capital stock,
(b) there are no restrictions on the transfer of shares of capital stock of Purchaser other than those imposed by relevant state and federal securities laws, and
(c) no holder of any security of Purchaser is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which Purchaser is a party or which are otherwise binding on Purchaser. The Purchaser Shares are free and clear of any

mortgage, lien, pledge, or other encumbrance and are duly authorized, validly issued, fully paid and non-assessable shares of capital stock of Purchaser,

(iv) the Purchaser is a recently formed entity and as such there are no financial statements of Purchaser, however, other than this transaction, there are no assets, liabilities, contingent liabilities, obligations, contracts or understandings of the Purchaser, of a material nature.

(v) Purchaser is acquiring the Share Ownership for investment purposes and not with a view to any resale or distribution thereof. Purchaser represents that the Share Ownership is being acquired in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and that it understands that the Share Ownership must be held indefinitely, unless subsequently registered under the Act or unless an exemption from registration is available, including Rule 144 under the Act, and that it must, accordingly, bear the economic risk of its investment for an indefinite period of time,

(vi) none of the warranties and representations made by Purchaser herein or in the Exhibits or other documents related hereto, nor the financial statements furnished by Purchaser nor any certificate or memorandum furnished or to be furnished by Purchaser, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, and all representations and warranties of Purchaser contained herein are true and correct,

(vii) the Purchaser Shares are free and clear of all liens, claims, pledges, and other encumbrances of any nature; the Purchaser Shares are not subject to any contact, agreement, arrangement or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of the Purchaser Shares by the Shareholders, and

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED CORPORATION AND THE SHAREHOLDERS

As of the date hereof and at Closing, the Acquired Corporation and each Shareholder do hereby represent and warrant to Purchaser as follows:

(i) the Acquired Corporation is a corporation duly organized, validly existing and is good standing under the laws of Malaysia and in other jurisdictions where it conducts business, has full corporate power and authority to execute and deliver this Agreement and has one subsidiary,

(ii) the authorized capital stock of the Acquired Corporation consists of 5 shares of common stock, no par value

(iii) the issued and outstanding Share Ownership Rights of capital stock of the Acquired Corporation are set forth on Exhibit 3.01(iii) . In addition,
(a) except as set forth on Exhibit 3.01(iii), there are no warrants, rights, options, conversion privileges, stock purchase plans or other agreements or undertakings which obligates the Acquired Corporation now or upon the occurrence of some future event to issue additional shares of capital stock,
(b) there are no restrictions on the transfer of shares of capital stock of the Acquired Corporation other than those imposed by relevant state and federal securities laws, and
(c) no holder of any security of the Acquired Corporation is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which the Acquired Corporation is a party or which are otherwise binding on the Acquired Corporation. The Acquired Corporation Shares are free and clear of any mortgage, lien, pledge, or other encumbrance and are duly authorized, validly issued, fully paid and non-assessable shares of capital stock of the Acquired Corporation,

(iv) the Acquired Corporation is a recently formed entity, and except for the assests set forth on Exhibit 3.01 (iv) ("Assets") there are no assets, liabilities, contingent liabilities, obligations, contracts or understandings of the Purchaser, of a material nature,

(v) the Assets are owned free and clear of all liens, claims, charges and encumbrances of any kind or nature.

(vi) there are no judicial or administrative actions, suits or proceedings pending or threatened, that might result in a material adverse change in the condition (financial or otherwise), properties, assets, business or operations of Purchaser or that question the validity of this Agreement,

(vii) neither the execution and delivery of this Agreement by the Acquired Corporation, nor the consummation of the transactions set forth herein or contemplated hereby will conflict with or result in any violation of or constitute a breach of or a default under the organizational documents of the Acquired Corporation or under any contract, instrument, agreement, understanding, mortgage, indenture, lease, insurance policy, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to or to which the Acquired Corporation is a party, nor will it give rise to any right of acceleration in the time for performance or any obligation of the Acquired Corporation under any contact or instrument, nor will it result in the creation of any lien, charge, encumbrance of any asset of the Acquired Corporation,

(viii) Each Shareholder is acquiring the Purchaser Stock for investment purposes and not with a view to any resale or distribution thereof. The Shareholders represent that the Purchaser Stock is being acquired in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and that they understand that the Purchaser Stock must be held indefinitely, unless subsequently registered under the Act or unless an exemption from

registration is available, including Rule 144 under the Act, and that they must, accordingly, bear the economic risk of its investment for an indefinite period of time,

(ix) Each Shareholder is not a "US Person" which is defined below:
(a) Any natural person resident in the United States;
(b) Any partnership or corporation organized or incorporated under the laws of the United States;
(c) Any estate of which any executor or administrator is a US person;
(d) Any trust of which any trustee is a US person;
(e) Any agency or branch of a foreign entity located in the United States;
(f) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;
(g) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and
(h) Any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a US person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Act) who are not natural persons, estates or trusts.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

He/she/it is not purchasing the Common Stock for the benefit of any US Person.

He/she/it will not resell the Common Stock except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes), pursuant to a registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transaction with regard to such securities unless in compliance with the Act.

(x) none of the stockholder's, directors, employees, officers of the Acquired Corporation or any relative by blood or marriage, affiliates, or associates, or of any of the foregoing, is currently a party to any material transaction with the Acquired Corporation (other than for services as an employee, officer or director),

(xi) none of the warranties and representations made by the Shareholders or the Acquired Corporation herein or in the Exhibits or other documents related hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, and all representations and warranties of the Shareholders and the Acquired Corporation contained herein are true and correct,

(xii) each respective Share Ownership Right is free and clear of all liens, claims, pledges, and other encumbrances of any nature; to the best of each Shareholder's knowledge, each respective Share

Ownership Right is not subject to any contact, agreement, arrangement, or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of the Share Ownership Right by the Purchaser, and

(xiii) each respective Shareholder acknowledges that (a) the Purchaser has conducted limited operations since its inception and is a development stage company, (b) they have read, reviewed and understood the financial statements of Purchaser referenced herein, and (c) none of the following have ever been represented, guaranteed, or warranted to any Shareholder by Purchaser, or its affiliates, agents, or employees or any other person, expressly or by implication: (d) the approximate or exact length of time that he/she will be required to remain an owner of the Purchaser Shares, or (e) value of the Purchaser Shares, or (f) the amount of profit to be realized as a result of receiving the Purchaser Shares.

ARTICLE V
CONDITIONS PRECEDENT

This effectiveness of this Agreement will be subject to the approval by the board of directors of both the Acquired Corporation and Purchaser.

ARTICLE VI
CLOSING OF TRANSACTION

The Closing of the transaction contemplated herein shall be the date when all parties have executed this Agreement.

ARTICLE VII
RELEASE BY THE SHAREHOLDERS

Effective as of the Closing Date, the Shareholders do hereby fully and unconditionally release and discharge any and all, debts, claims and causes of actions which each party, their heirs, successors and assigns have or may have at any time against Acquired Corporation and its officers, directors, employees, counsel, agents and shareholders, including those claims relating to any past due wages or other compensation.

ARTICLE VIII
INDEMNIFICATION BY THE PARTIES AGAINST LIABILITIES

8.01. Indemnification by the Purchaser. Purchaser hereby indemnifies and holds harmless the Acquired Corporation and its respective heirs, transferees, assigns, officers, directors, counsel, agents and shareholders ("Shareholder Indemnitees") from any and all claims, causes of actions, proceedings, investigations judgments, damages, settlements and legal and other expenses,

including legal fees, as of when occurred arising out of or in any way connected with (i) the activities of the Purchaser prior to the execution of this Agreement, and (ii) the breach of any representation, warranty, covenant or condition of the Purchaser.

The Shareholder Indemnitees shall give the Purchaser prompt notice of any claim asserted or threatened against the Shareholder Indemnitees on the basis of which such Purchaser Indemnitee intends to seek indemnification from the Purchaser as provided herein. However, the failure to provide such notice to the Purchaser under this section shall not obviate the obligations and responsibilities of the Purchaser.

8.02. Indemnification by the Acquired Corporation and Shareholders. The Acquired Corporation and Shareholders hereby indemnify and hold harmless the Purchaser and its respective heirs, transferees, and assigns ("Purchaser Indemnitees") from any and all claims, causes of actions, proceedings, investigations judgments, damages, settlements and legal and other expenses, including legal fees, as of when occurred arising out of or in any way connected with (i) the activities of the Acquired Corporation prior to the execution of this Agreement, and (ii) the breach of any representation, warranty, covenant or condition of the Acquired Corporation or the Shareholders.

The Purchaser Indemnitees shall give the Acquired Corporation and Shareholders prompt notice of any claim asserted or threatened against the Purchaser Indemnitees on the basis of which such Purchaser Indemnitee intends to seek indemnification from the Acquired Corporation or Shareholders as provided herein. However, the failure to provide such notice to the Acquired Corporation or the Shareholders under this section shall not obviate the obligations and responsibilities of the Acquired Corporation or Shareholders.

ARTICLE IX
ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

9.01. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise, including the Intent of Share Exchange dated August 23, 2017 by and between the Purchaser and the Acquired Corporation ("Letter of Intent"). No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9.02. Headings. Section captions or headings are included herein for convenience purposes only and are not to be construed as an accurate description of the contents therein.

9.03. Incorporation by Reference. All exhibits, schedules and documents referred to in this Agreement are incorporated herein for all purposes.

9.04. Multiple Counterpart Execution; Governing Law. This Agreement may be executed in multiple counterparts, which each counterpart constituting a binding agreement between the signatory parties, and with all such counterparts constituting an integrated document. This Agreement shall be construed and governed by the laws of the State of Wyoming.

9.05. Binding Effect. The terms and provisions herein shall be binding on and inure to the benefit or the parties hereto, and their respective transferees, successors and assigns.

9.06. Survival of Representations and Warranties. All representations, warranties, and covenants made by the parties herein shall survive the execution of this Agreement and shall be forever enforceable.

9.07. Severability. If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of the date set forth above.

PURCHASER
BioNexus Gene Lab Corp.

Chan Chong Wong
Chief Executive Officer

ACQUIRED CORPORATION

BGS Lab Pty Ltd.

Soo Kow Lai
Director

BGS Lab Pty Ltd.

Chan Chong Wong
Director

SHAREHOLDERS

Professor Dr Choong Chin Liew
81 Millersgrove Dr. Toronto
M2R 3S1.ON. Canada

Soo Kow Lai
7 Pam Bekor 4
Taman Buluh Emas
30100 Ipoh, Malaysia

Chan Chong Wong
SS 2/70, 47300 Petaling Jaya
Selangor, Malaysia

Chi Yuen Leong
4-9-2 Tivoli Villas, Jalan Medang Tanduk
Kuala Lumpur, Malaysia

EXHIBIT 1.02

SHARES OF COMMON STOCK OF PURCHASER
RECEIVED BY EACH COMMON SHAREHOLDER

Name of Shareholder	Number of Purchaser Shares Received
Professor Dr Choong Chin Liew	20,000,000 shares
Soo Kow Lai	10,000,000 shares
Chan Chong Wong	10,000,000 shares
Chi Yuen Leong	10,000,000 shares

EXHIBIT 1.03

RIGHTS OF COMMON STOCK OF ACQUIRED
CORPORATION ASSIGNED BY EACH COMMON SHAREHOLDERS

Name of Shareholder	Number of Shares/Rights Delivered
Professor Dr Choong Chin Liew	2 shares
Soo Kow Lai	1 share
Chan Chong Wong	1 share
Chi Yuen Leong	1 share

EXHIBIT 2.01(iii)

ISSUED AND OUTSTANDING SHARES OF PURCHASER

1. Number of shares of common stock, no par value issued and outstanding of Purchaser, as of the date hereof and as of the Closing: 51,945,116.

EXHIBIT 3.01(iii)

ISSUED AND OUTSTANDING SHARES OF ACQUIRED CORPORATION

1. Five(5) Shares Ownership Rights to common stock, no par value, outstanding of the Acquired Corporation, as of the date hereof and as of the Closing:

2. No Share Ownership Rights to preferred stock, no par value, outstanding of the Acquired Corporation, as of the date hereof and as of the Closing:

EXHIBIT 3.01 (iv)

ASSETS OF ACQUIRED COPORATION at **USM, Penang : Inventory**

Equipments	Brand
Refrigerator - Freezer	Sharp
Refrigerator - Freezer	Panasonic
Ultra-Low Temperature Freezer MDF-U53V	Sanyo
Freezer	Liebherr
Affymetrix Station (BGS)	Affymetrix
5810R Refrigerator Centrifuge	Eppendorf
5415R Refrigerator Centrifuge	Eppendorf
MiniSpin Centrifuge	Eppendorf
Force Mini Centrifuge	-
GeneAmp 9700 PCR System	Applied Biosystem
Veriti 96 well Thermal Cycler	
7500 Real Time PCR System	
2100 Bioanalyzer System	Agilent
Vortex Genius 3	Ika
UPS battery storage cupboard +20 batteries	-
UPS (uninterruptable power supply) big unit	GE
UPS (uninterruptable power supply) big unit	-
UPS (uninterruptable power supply) small unit	APC
ResearchPro Single Channel Pipette w Charger	Eppendorf
Micropipette 0.5-10 ul	Eppendorf
Micropipette 20-200 ul	Eppendorf
Micropipette 100-1000 ul	Eppendorf
Easypet	Eppendorf
AC2-4E1 Airstream Class II Biosafety Cabinet	ESCO
Infrared Thermometer	Center, Italy
96 well Magnetic Ring Stand	Life Technologies
Nanodrop 2000c	Thermo Scientific
Thermomixer Compact	Eppendorf
FM-120 EE Ice Flake Machine	Hoshizaki

Server	DELL
Security System	BlueGuard
Fax machine	HP
Printer	Epson
Fire Extinguisher	-
Emergency shower	-

June 1, 2017

Board of Directors
BioNexus Gene Lab Corp.

Re: Future Services to BioNexus Gene Lab Corp. ("Company")

Dear Sir:

This letter acknowledges that I am to receive 20 million shares of common stock of the Company in exchange for assigning my shares of BGS Lab Sdn. Bdh., to the Company pursuant to the Stock Exchange Agreement dated May 31, 2017.

In addition, this letter confirms that I will continue to devote sufficient time and attention to the affairs of the Company without additional compensation or remuneration until such time as a written agreement has been entered into between the Company and the undersigned. I further understand that this agreement must be approved the Board of Directors of the Company.

Sincerely,

Dr Choong Chin Liew

June 1, 2017

Board of Directors
BioNexus Gene Lab Corp.

Re: Future Services to BioNexus Gene Lab Corp. ("Company")

Dear Sir:

This letter acknowledges that I am to receive 10 million shares of common stock of the Company in exchange for assigning my shares of BGS Lab Sdn. Bdh., to the Company pursuant to the Stock Exchange Agreement dated May 31, 2017.

In addition, this letter confirms that I will continue to devote sufficient time and attention to the affairs of the Company without additional compensation or remuneration until such time as a written agreement has been entered into between the Company and the undersigned. I further understand that this agreement must be approved the Board of Directors of the Company.

Sincerely,

Mr. Chi Yuen Leong

June 1, 2017

Board of Directors
BioNexus Gene Lab Corp.

Re: Future Services to BioNexus Gene Lab Corp. ("Company")

Dear Sir:

This letter acknowledges that I am to receive 10 million shares of common stock of the Company in exchange for assigning my shares of BGS Lab Sdn. Bdh., to the Company pursuant to the Stock Exchange Agreement dated May 31, 2017.

In addition, this letter confirms that I will continue to devote sufficient time and attention to the affairs of the Company without additional compensation or remuneration until such time as a written agreement has been entered into between the Company and the undersigned. I further understand that this agreement must be approved the Board of Directors of the Company.

Sincerely,

Mr. Chan Chong Wong

June 1, 2017

Board of Directors
BioNexus Gene Lab Corp.

Re: Future Services to BioNexus Gene Lab Corp. ("Company")

Dear Sir:

This letter acknowledges that I am to receive 10 million shares of common stock of the Company in exchange for assigning my shares of BGS Lab Sdn. Bdh., to the Company pursuant to the Stock Exchange Agreement dated May 31, 2017.

In addition, this letter confirms that I will continue to devote sufficient time and attention to the affairs of the Company without additional compensation or remuneration until such time as a written agreement has been entered into between the Company and the undersigned. I further understand that this agreement must be approved the Board of Directors of the Company.

Sincerely,

Mr. Soo Kow Lai